THIS FORBEARANCE AND MODIFICATION AGREEMENT, dated as of January 30, 2009 by and between Sovereign Business Capital, division of Sovereign Bank, a federal savings bank (formerly the Business Alliance Capital Company, division of Sovereign Bank) with a place of business at 214 Carnegie Center, Suite 302, Princeton, New Jersey 08540, ("Bank"), and Drinks Americas, Inc., a Delaware corporation (“DAI”), Drinks Global Imports, LLC, a New York limited liability company (“DGI”), and D.T. Drinks, LLC, a New York limited liability company (“DTD”, and together with DAI and DGI individually and collectively “Borrower”) each with its chief executive office at 372 Danbury Road, Wilton, CT 06897.

RECITALS

WHEREAS, Business Alliance Capital Company, division of Sovereign Bank (“BACC”) and Borrower entered into a Loan and Security Agreement dated as of June 2, 2006 (said agreement as amended, modified or extended from time to time the "Loan Agreement") which sets forth the terms and conditions of a revolving credit facility by BACC. to Borrower; and

WHEREAS, the commercial finance group of the Sovereign Business Capital division of Bank no longer uses the Business Alliance Capital Company name, but instead is part of, and uses Sovereign Business Capital, division of Sovereign Bank; and

WHEREAS, a certain Event of Default exist under the Loan Agreement as a consequence of DAI acquiring ninety percent (90%) of the capital stock of Olifant USA, Inc. (“Olifant”) without the prior written consent of Bank as required by the Loan Agreement; and

WHEREAS, Borrower has applied to Bank for the agreement by Bank to forbear from exercising rights and remedies as a consequence of the aforesaid Event of Default; and

WHEREAS, Bank has approved the application of the Borrower on the terms and condition set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto adopt the above recitals and agree as follows:

1. Capitalized terms not defined herein but defined in the Loan Agreement shall have the same meanings ascribed to such terms in the Loan Agreement.

2. All references in the Loan Agreement and other Loan Documents to BACC are deemed modified to be references to Bank, which shall include Sovereign Bank, through the Sovereign Business Capital division, and its successors and assigns.

3. Borrower acknowledges that an Event of Default exist under the Loan Agreement as a consequence of DAI acquiring ninety percent (90%) of the capital stock of Olifant pursuant to a Stock Purchase Agreement dated as of January 6, 2009 (hereinafter referred to as the "Olifant Stock Acquisition Event of Default") and as a consequence thereof Bank is entitled to enforce its rights and remedies under the Loan Agreement and other Loan Documents.

Bank hereby agrees to forbear from exercising any of its rights and remedies provided for in the Loan Agreement and other Loan Documents or otherwise available under applicable law, solely as a consequence of only the Olifant Stock Acquisition Event of Default, such forbearance to be effective as of the date hereof and to terminate on the earlier of (a) the existence of any Event of Default other than the Olifant Stock Acquisition Event of Default, whether any such other Event of Default exists on the date hereof and is not set forth above, or arises hereafter, or (b) April 3, 2009.

Notwithstanding the aforesaid forbearance, Borrower shall continue to be required to comply with all of the terms, conditions and covenants set forth in the Loan Agreement as modified hereby.  The Borrower acknowledges and agrees that (i) Bank is not, by virtue of this Agreement or otherwise, waiving any Default or Event of Default under the Loan Documents and (ii) Bank is not abandoning, waiving or releasing any claim, right or remedy Bank has under any of the Loan Documents

Bank also hereby agrees that notwithstanding any terms of the Loan Agreement to the contrary, Olifant may obtain financing from a third party, and grant liens on its assets to such third party to secure its obligations relating to said financing.   Said agreement shall NOT act as the consent by Bank to Borrower granting liens on any of their assets to secure the obligations of Olifant to said third party, and each Borrower agrees it shall not grant any liens on any of its assets to secure the obligations of Olifant to said third party.

4. The definition of Termination Date in section 1.1 of the Loan Agreement is hereby modified to read as follows:

Termination Date means (a) April 3, 2009 unless such date is extended with the written consent of Bank and Borrower, and if so extended on one or more occasions the last date of the last such extension, or (b) if earlier terminated by Bank pursuant to section 9.1 hereof, the date of such termination.

5. Section 2.1 of the Loan Agreement is hereby modified so that from the date hereof the Advance Limit (the maximum outstanding principal balance of Advances under the Revolving Credit Facility provided for in Section 2.1) is Three Hundred Thousand Dollars ($300,000.00) instead of the current Advance Limit of Ten Million Dollars ($10,000,000.00).

6. Borrower acknowledges that Bank has informed Borrower that inadvertently the amount of interest charged on the Obligations through October 2008 was miscalculated and undercharged in the aggregate sum of One Hundred Thirteen Thousand Two Hundred Five and 41/100 Dollars ($113,205.41) (the “Undercharged Interest Amount).  Bank hereby waives and releases Borrower from any liability with respect to the Undercharged Interest Amount.

7. Bank hereby agrees that the One Million Dollar ($1,000,000.00) minimum Daily Balance for the purpose of calculating the monthly interest and monthly servicing fee is eliminated as of January 1, 2009 and accordingly the last sentence of Section 2.4(B) of the Loan Agreement, and the last sentence of Section 2.8 of the Loan Agreement, are deleted in their entirety as of January 1, 2009.

8. To induce Bank to enter into this Forbearance and Modification Agreement, and in consideration of Bank entering into this Forbearance and Modification Agreement, Borrower agrees to pay to Bank a Forbearance Fee of  Fifty Thousand Dollars, Ten Thousand Dollars ($10,000.00) of which shall be payable on February 16, 2009, and Twenty Thousand Dollars ($20,000.00) of which shall be payable on March 1, 2009 and on April 3, 2009 (or such earlier date as Borrower otherwise satisfies its Obligations to Bank and terminates the Loan Agreement).

9. Borrower acknowledges that the Loan Agreement and all other Loan Documents remain in full force and effect.  Borrower hereby irrevocably and unconditionally releases and forever discharges Bank and its shareholders, directors, officers, employees, representatives, attorneys, agents, successors and assigns, and all persons acting by, through, under or in concert with any of them from any and all claims, charges, complaints, liabilities, obligations, promises, contracts, agreements, rights, benefits, options, damages, actions, causes of action, suits, demands, costs, losses, debts and expenses, including attorneys' fees and costs of any nature whatsoever, known or unknown, suspected or unsuspected, which against them Borrower or its successor and/or assigns ever had, now have or hereafter can, shall or may have (either directly, derivatively or in any representative capacity whatsoever) (hereinafter referred to collectively as "Claims") by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Forbearance and Modification Agreement, arising out of or in any way related to any transaction, cause or thing by and between Borrower and Bank.

10. Borrower represents that:

(a) each and every representation heretofore made by Borrower in the Loan Agreement is true and correct as of the date of this Forbearance and Modification Agreement;

(b) no consent or approval of, or exemption by any Person is required to authorize, or is otherwise required in connection with the execution and delivery of this Forbearance Agreement and the other Loan Documents provided for herein, which has not been obtained and which remains in full force and effect; and

(c) Borrower has the power to execute, deliver and carry out this Forbearance and Modification Agreement and all documents executed in connection herewith, and this Forbearance and Modification Agreement and such other documents are valid, binding and enforceable as against Borrower in accordance with their terms.

11. Borrower hereby confirms the security interests and liens granted by Borrower to Bank in and to the Collateral in accordance with the Loan Agreement and other Loan Documents as security for its Obligations to Bank.

12. Borrower agrees to pay any and all expenses, including reasonable counsel fees, including allocated fees of in-house counsel, and disbursements, incurred by Bank in connection with the preparation and execution of this Forbearance and Modification Agreement and the other documents relating hereto.

13. Miscellaneous:

(A)  Borrower agrees that no delay on the part of Bank in exercising any power or right under the Loan Agreement, hereunder or any other Loan Document shall operate as a waiver of any such power or right, nor act as a consent to any departure by Borrower from any of the terms or conditions hereof or thereof, preclude other or further exercise thereof, or the exercise of any other power or right.  No waiver whatsoever shall be valid unless in writing signed by Bank and then only to the extent set forth therein.

(B) This Forbearance and Modification Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.  There have been no representations, warranties, promises, inducements or considerations of any kind made my on party hereto to the other with respect to the agreements set forth herein except as are expressly memorialized in this Forbearance and Modification Agreement.

(C)  This Forbearance and Modification Agreement is entered into without force or duress, is the free will of the parties, and in consideration of the receipt of substantial consideration.  Bank and Borrower acknowledge that they have not entered into this Agreement in reliance upon any inducement or promise by the other party hereto not otherwise contained herein.  Bank and the Borrower have had the opportunity to consult with their respective counsel regarding the terms of this Agreement and are aware of all legal and other ramifications of the execution of this Agreement.

14. This Forbearance and Modification Agreement is intended to supplement the Loan and Security Agreement dated as of as of as of June 2, 2006, as amended or modified, between Bank and Borrower and the rights and obligations of the parties under said Loan and Security Agreement and other Loan Documents shall not in any way be vacated, modified or terminated except as herein provided.  All terms and conditions contained in each and every agreement or promissory note or other evidence of indebtedness of Borrower to Bank are incorporated herein by reference.

15. This Forbearance and Modification Agreement shall be construed in accordance with the substantive laws of the State of New Jersey without regard to conflict of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance and Modification Agreement to be executed and delivered as of the day and year first above written.

DRINKS AMERICAS INC.
a Delaware corporation

Signed by: ________________________
Print Name:
Title/Capacity:

DRINKS GLOBAL IMPORTS, LLC
a New York limited liability company

Signed by: ________________________
Print Name:
Title/Capacity:

D.T. DRINKS, LLC
a New York limited liability company

Signed by: ________________________
Print Name:
Title/Capacity:

SOVEREIGN BUSINESS CAPITAL
DIVISION OF SOVEREIGN BANK

Signed by: ________________________
Print Name:
Title/Capacity: